PRICING SUPPLEMENT NO. 68                                         Rule 424(b)(3)
DATED: August 13, 2001                                        File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:  $50,000,000  Floating Rate Notes [ ]   Book Entry Notes   [x]

Original Issue Date: 8/27/2001  Fixed Rate Notes [x]      Certificated Notes [ ]

Maturity Date: 8/27/2021        CUSIP#: 073928VB6

Option to Extend Maturity:      No   [x]
                                Yes  [ ]   Final Maturity Date:


                                             Optional         Optional
                       Redemption            Repayment        Repayment
  Redeemable On         Price(s)              Date(s)          Price(s)
  -------------      --------------       -------------      -----------
        *                  N/A                 N/A               N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[  ]  Commercial Paper Rate              Minimum Interest Rate:

[  ]  Federal Funds Effective Rate

[  ]  Federal Funds Open Rate            Interest Reset Date(s):

[  ]  Treasury Rate                      Interest Reset Period:

[  ]  LIBOR Reuters                      Interest Payment Date(s):

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing August 27, 2006 and on the interest payment dates thereafter until Maturity, the Notes may be called in whole at par at the option of the Company on ten calendar days notice.

** Commencing February 27, 2002 and on the 27th of each August and February thereafter until Maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.